AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT

THIS AMENDMENT TO THE SECURITIES LENDING AUTHORIZATION AGREEMENT (“Amendment”) dated as of the 30th day of October, 2025 (the “Effective Date”) among NexPoint Asset Management, L.P. (f/k/a Highland Capital Management Fund Advisors, L.P.) (“NAMLP”) and NexPoint Advisors, L.P. (“NexPoint”, and together with NAMLP, the “Client”), each acting solely on behalf of each of their respective advised funds identified on Attachment 1 hereto, as amended, modified or supplemented from time to time (each a “Lender” and collectively the “Lenders”) and The Bank of New York Mellon (“Bank”).

WHEREAS, Bank and Lender entered into a certain Securities Lending Authorization Agreement dated as of January 7, 2020 (as amended, modified and supplemented from time to time, the “Agreement”);

WHEREAS, Highland Capital Management Fund Advisors, L.P. changed its legal name to Highland Capital Management Fund Advisors, L.P. NexPoint Asset Management, L.P.;

WHEREAS, the Lender and Bank desire to amend the Agreement in certain respects as hereinafter provided;

NOW, THEREFORE, in consideration of the promises and agreements contained herein, the parties hereto, intending to be bound, hereby agree as follows:

1.	From and after the Effective Date, the Agreement is hereby amended by deleting Attachment I therefrom in its entirety and replacing it with the new Attachment I attached hereto as Exhibit A.

2.

Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended, modified or supplemented by this Amendment.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf as of the day and year first set forth above.

NEXPOINT ASSET MANAGEMENT, L.P. (F/K/A HIGHLAND CAPITAL MANAGEMENT FUND ADVISORS, L.P.) ACTING SOLELY ON BEHALF OF EACH OF ITS ADVISED FUNDS IDENTIFIED ON ATTACHMENT 1 HERETO SEVERALLY AND NOT JOINTLY	THE BANK OF NEW YORK MELLON By: /s/ Maria Fox (Signature) Name: Maria Fox Title: Director

By: /s/ Matthew Knoblock
(Signature)
By: /s/ Will Mabry
(Signature)	Name: Matthew Knoblock
Name: Will Mabry	Title: Director
Title: Assistant Treasurer

NEXPOINT ADVISORS, L.P. ACTING SOLELY ON BEHALF OF EACH OF ITS ADVISED FUNDS IDENTIFIED ON ATTACHMENT 1 HERETO SEVERALLY AND NOT JOINTLY

By: /s/ Stephanie Vitiello
(Signature)

Name: Stephanie Vitiello
Title: Secretary, CCO and AMLO

EXHIBIT A

to

AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

which Amendment is made and effective October 30, 2025 by and among THE BANK OF NEW YORK MELLON and NexPoint Asset Management, L.P. (f/k/a Highland Capital Management Fund Advisors, L.P.) and NexPoint Advisors, L.P., each acting solely on behalf of each of their respective advised funds identified on Attachment 1 hereto, as amended, modified or supplemented from time to time.

ATTACHMENT 1

to

SECURITIES LENDING AUTHORIZATION AGREEMENT

dated June 30, 2025

by and among

THE BANK OF NEW YORK MELLON (“Bank”) and NEXPOINT ASSET MANAGEMENT, L.P. (F/K/A HIGHLAND CAPITAL MANAGEMENT FUND ADVISORS, L.P.) (“NAMLP”) and NEXPOINT ADVISORS, L.P. (“NexPoint”, and together with NAMLP, the “Client”), each acting solely on behalf of each of their respective advised funds identified on Attachment 1 hereto, as amended, modified or supplemented from time to time (each a “Lender” and collectively the “Lenders”)

LIST OF LENDERS

List of Funds	Tax ID
Advised by NAMLP NexPoint Funds I (f/k/a Highland Funds I)
NexPoint Event Driven Fund (f/k/a Highland Healthcare Opportunities Fund)	26-2102682
NexPoint Merger Arbitrage Fund (f/k/a Highland Merger Arbitrage Fund)	81-2646920
NexPoint Credit Catalyst Fund	33-4819621

Highland Opportunities and Income Fund (f/k/a/Highland Income Fund)	45-6245636
Highland Global Allocation Fund	91-6361402

Advised by NexPoint

NexPoint Real Estate Strategies Fund	81-1061590